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                                                                     Exhibit 3.2


                                     BYLAWS

                                       OF

                           INSTINET GROUP INCORPORATED


                                    ARTICLE I
                                CORPORATE OFFICES

         1.1. Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

         1.2. Other Offices. The board of directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         2.1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation.

         2.2. Annual Meeting. (a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors, which date shall be within thirteen (13) months of the last annual meeting of stockholders. At the annual meeting, directors shall be elected, and any other proper business may be transacted.

         (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For nominations or other business to be properly brought before a stockholders meeting by a stockholder pursuant to clause (C) of the preceding sentence, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such other business must otherwise be a proper matter for stockholder action under the Delaware General Corporation Law ("DGCL"), (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in paragraph (e) of this Section 2.2, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or
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beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. The chairman of the annual meeting shall, if the facts warrant, determine and declare in good faith and in accordance with his or her fiduciary duties at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, the limitation on bringing matters to a meeting of shareholders contained in this paragraph (b) shall not apply to Reuters Group PLC, a public limited company organized under the laws of England and Wales and its Affiliates ("Reuters"), or a transferee from Reuters of at least a majority of the then outstanding shares of Common Stock and its Affiliates (a "Majority Transferee"), until such time as Reuters or a Majority Transferee shall cease to beneficially own, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as amended ("Beneficially Own"), at least a majority of the then outstanding shares of Common Stock (in each case, the "Trigger Date"). Notwithstanding the foregoing, the limitations contained in this paragraph (b) shall not apply to Reuters or a Majority Transferee until the Trigger Date; provided, however, that on or after the Trigger Date, the limitations contained in this paragraph (b) shall not apply to Reuters or a Majority Transferee solely with respect to the nomination or the removal of directors by Reuters or such Majority Transferee. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b).

         (c) To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty five (45) days or more than seventy five (75) days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that in the event that (i) no annual meeting was held in the previous year or (ii) the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year's meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of: (i) the day ninety (90) days in advance of such meeting or (ii) the day ten (10) days following the day on which public announcement of the date of the meeting is first made. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2002, the first anniversary of the previous year's meeting shall be deemed to be ____________, 2001. In no event shall the public announcement of an adjournment of a stockholders meeting commence a new time period for the giving of a stockholder's notice as described above. Notwithstanding the foregoing, the limitations contained in this paragraph (c) shall not apply to Reuters or a Majority Transferee until the Trigger Date; provided, however, that on or after the Trigger Date, the limitations contained in this paragraph (c) shall not apply to Reuters or a Majority Transferee solely with respect to the nomination or the removal of directors by Reuters or such Majority Transferee.

         (d) Notwithstanding anything in paragraph (c) of this Section 2.2 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the Corporation at least 55 days prior to the Anniversary, a stockholder's notice required by paragraph (f) of this Section 2.2 shall also be considered timely,

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but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         (e) A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are owned beneficially by such stockholder, (d) any material interest of the stockholder in such business and (e) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice"). Notwithstanding the foregoing, the limitations contained in this paragraph (e) shall not apply to Reuters or a Majority Transferee until the Trigger Date; provided, however, that on or after the Trigger Date, the limitations contained in this paragraph
(e) shall not apply to Reuters or a Majority Transferee solely with respect to the nomination or the removal of directors by Reuters or such Majority Transferee.

         (f) Only persons who are nominated in accordance with the procedures set forth in this paragraph (f) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (f). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation in accordance with the provisions of paragraphs (c) and (d) of this Section 2.2. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (or any successor thereto) (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (f) of this Section 2.2. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing, this paragraph (f) shall not apply to Reuters or a Majority Transferee with respect to the nomination of directors by Reuters or such Majority Transferee. Notwithstanding the foregoing, this paragraph (f) shall be

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construed in a manner consistent with the corporate agreement to be entered into between the Corporation and Reuters Limited, a company organized under the laws of England and Wales (the "Corporate Agreement").

         (g) For purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by Reuters or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (h) Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         2.3. ORGANIZATION. Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence, or in the absence of the foregoing persons by a chairman of the meeting, which chairman must be an officer or director of the Company, designated by the board of directors. The secretary or in his or her absence an assistant secretary or in the absence of the secretary and all assistant secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

         The board of directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot and adjourning the meeting to another place, if any, date and time. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

         2.4. NOTICE OF STOCKHOLDERS' MEETINGS. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting, except as otherwise provided herein or required from time to time by the DGCL or the Certificate of Incorporation of the Corporation. The notice shall specify the place, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting and (i) in the case of a special meeting, the

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purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

         2.5. MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be given either personally or by mail, telecopy, telegram or other electronic transmission. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or at the time of transmission when sent by telecopy, telegram or other electronic transmission.

         An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report.

         2.6. QUORUM; VOTING. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock, present in person or represented by proxy shall have power to adjourn the meeting in accordance with Section 2.8 of these Bylaws.

         When a quorum is present at any meeting, all elections shall be determined by a plurality of the votes cast and the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any other question brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a vote of a greater number or voting by classes is required, in which case such express provision shall govern and control the decision of the question.

         If a quorum be initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.

         If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

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         2.7. ADJOURNED MEETING; NOTICE. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of the meeting.

         When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.6 and 2.7 of these Bylaws. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

         2.8. VOTING; RIGHTS. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section
2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgers and joint owners, and to voting trusts and other voting agreements).

         Except as may be otherwise provided in the Certificate of Incorporation, by these Bylaws or required by law, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

         2.9. WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereto, signed by the person entitled to notice or waiver by electronic transmission by such person, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to notice. Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

         2.10. RECORD DATE FOR STOCKHOLDER NOTICE. For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Certificate of Incorporation, by these Bylaws or by applicable law.

         If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of

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business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting, but the board of directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

         The record date for any other purpose shall be as provided in Section
8.1 of these Bylaws.

         2.11. PROXIES. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy filed with the secretary of the Corporation. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the DGCL. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the secretary of the Corporation.

         2.12. INSPECTORS OF ELECTION. Before any meeting of stockholders, the board of directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one
(1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

         Such inspectors shall:

         (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

         (b) receive votes, ballots or consents;

         (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d) count and tabulate all votes or consents;

         (e) determine when the polls shall close;

         (f) determine the result; and

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         (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

         The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

                                   ARTICLE III
                                    DIRECTORS

         3.1. POWERS. Subject to the provisions of the DGCL and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         3.2. RESIGNATION AND VACANCIES. Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

         Unless otherwise provided in the Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires and until such director's successor shall have been duly elected and qualified.

         If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. Notwithstanding the foregoing in this Section 3.2, the directors then in office shall fill such vacancies, to the extent permitted by applicable law, consistent with the terms of the Corporate Agreement.

         3.3. PLACE OF MEETINGS; MEETINGS BY TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

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         Any meeting, regular or special, may be held by conference telephone or other communications equipment by means of which directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

         3.4. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice if the times of such meetings are fixed by the board of directors.

         3.5. SPECIAL MEETINGS; NOTICE. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or by any two or more of the directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by mail, telecopy, telegram or other electronic transmission, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation or if the address is not readily ascertainable, notice shall be addressed to the director at the city or place in which the meetings of directors are regularly held. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telecopy, telegram or other electronic transmission, it shall be delivered personally or by telephone or other electronic transmission at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. If the meeting is to be held at the principal executive office of the Corporation, the notice need not specify the place of the meeting. Moreover, a notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

         3.6. QUORUM. A majority of the Whole Board shall constitute a quorum for the transaction of business, except to fill vacancies in the board of directors as provided in Section 3.2 and to adjourn as provided in Section 3.8 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Certificate of Incorporation and applicable law.

         A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         3.7. WAIVER OF NOTICE. Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. The transactions of any meeting of the board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. All such waivers shall be filed with the corporate records or made part of the minutes of the meeting. A

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waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

         3.8. ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         3.9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given if announced at the meeting from which the adjournment is taken unless the meeting is adjourned for more than twenty-four
(24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.5 of these Bylaws, to the directors who were not present at the time of the adjournment.

         3.10. BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board of directors consent in writing, or by electronic transmission, to that action and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors.

         3.11. ORGANIZATION. At any meeting of the board of directors, business shall be transacted in such order and manner as the board of directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

         3.12. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or paid a stated salary or other compensation as director. This Section 3.12 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

                                   ARTICLE IV
                                   COMMITTEES

         4.1. COMMITTEES OF DIRECTORS. The board of directors may designate one
(1) or more committees, each consisting of one or more directors, to serve at the pleasure of the board of directors with such lawfully delegable powers and duties as it thereby confers. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, but no such committee shall have the power or authority to (i) approve or adopt or recommend to the stockholders any action or matter that requires the approval of the stockholders or (ii) adopt, amend or repeal any Bylaw of the Corporation. Notwithstanding the foregoing in this Section 4.1, the directors then in office shall, to the extent permitted by applicable law, appoint those directors to serve on any such committee consistent with the terms of the Corporate Agreement.

         4.2. MEETINGS AND ACTION OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.3 (place of meetings),
Section 3.4 (regular meetings), Section 3.5 (special meetings and notice),
Section 3.7 (waiver of notice), Section 3.8 (adjournment), Section 3.9 (notice of adjournment), and Section 3.10 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by the chairperson of the committee or by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. In addition, for purposes of this
Section 4.2, one-third (1/3) of the members of any committee of the board of directors shall constitute a quorum unless the committee shall consist of one
(1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. The board of directors or the committee may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

         4.3. COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                    ARTICLE V
                                    OFFICERS

         5.1. OFFICERS. The officers of this Corporation shall consist of a president, one or more vice presidents, a secretary and a chief financial officer who shall be chosen by the board of directors and such other officers, including but not limited to a chairman of the board, a vice chairman of the board, and a treasurer as the board of directors shall deem expedient, who shall be chosen in such manner as the board of directors may prescribe. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any two or more of such offices may be held by the same person. The board of directors may designate one or more vice presidents as executive vice presidents or senior vice presidents. Either the chairman of the board, the vice chairman of the board, or the president, as the board of directors may designate from time to time, shall be the chief executive officer of the Corporation. The board of directors may from time to time designate any executive vice president as the chief operating officer of the Corporation. Any vice president, treasurer or assistant treasurer, or assistant secretary respectively may exercise any of the powers of the president, the chief financial officer, or the secretary, respectively, as directed by the board of directors and shall perform such other duties as are imposed upon such officer by the Bylaws or the board of directors.

         5.2. ELECTION OF OFFICERS. In addition to officers elected by the board of directors in accordance with Sections 5.1 and 5.3, the Corporation may have one or more appointed vice presidents. Such vice presidents may be appointed by the chairman of the board or the president, or by the vice chairman of the board at any time that when the vice chairman of the board shall be the chief executive officer, and shall have such duties as may be established by the chairman, president or vice chairman. Vice presidents appointed pursuant to this Section 5.2 may be removed in accordance with Section 5.4.

         5.3. TERMS OF OFFICE AND COMPENSATION. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the board of directors and may be altered by said board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

         5.4. REMOVAL; RESIGNATION OF OFFICERS AND VACANCIES. Any officer of the Corporation may be removed at the pleasure of the board of directors at any meeting or, except in the case of an officer chosen by the board of directors, at the pleasure of any officer who may be granted such power by a resolution of the board of directors. Any officer may resign at any time, absent any contractual provision to the contrary, upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the Corporation, the board of directors may elect a successor to fill such vacancy.

         5.5. CHAIRMAN OF THE BOARD. The chairman of the board shall have general supervision, direction and control of the Corporation's business and its officers, and, if present, preside at meetings of the stockholders and the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these Bylaws. The chairman of the board shall have the power and duty to call meetings of the board of directors to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the chairman of the board shall deem proper. The chairman of the board shall report to the board of directors.

         5.6. VICE CHAIRMAN OF THE BOARD. The vice chairman of the board of directors, if there shall be one, shall, in the case of the absence, disability or death of the chairman, exercise all the powers and perform all the duties of the chairman of the board. The vice chairman shall have such other powers and perform such other duties as may be granted or prescribed by the board of directors.

         5.7.  PRESIDENT.  The powers and duties of the president are:

         (a) To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the board of directors or which, in the judgment of the president, should be executed on behalf of the Corporation, and to sign certificates for shares of stock of the Corporation.

         (b) To have such other powers and be subject to such other duties as the board of directors may from time to time prescribe.

         5.8. VICE PRESIDENTS. In case of the absence, disability or death of the president, the elected vice president, or one of the elected vice presidents, shall exercise all the powers and perform all the duties of the president. If there is more than one elected vice president, the order in which the elected vice presidents shall succeed to the powers and duties of the president shall be as fixed by the board of directors. The elected vice president or elected vice presidents shall have such other powers and perform such other duties as may be granted or prescribed by the board of directors.

         Vice presidents appointed pursuant to Section 5.2 shall have such powers and duties as may be fixed by the chairman or president, except that such appointed vice presidents may not exercise the powers and duties of the president.

         5.9.  SECRETARY.  The powers and duties of the secretary are:

         (a) To keep a book of minutes at the principal office of the Corporation, or such other place as the board of directors may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

         (b) To keep the seal of the Corporation and affix the same to all instruments which may require it.

         (c) To keep or cause to be kept at the principal office of the Corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         (d) To keep a supply of certificates for shares of the Corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

         (e) To transfer upon the share books of the Corporation any and all shares of the Corporation; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 8.5 hereof.

         (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the assistant secretary, or by the president or a vice president, or by any person thereunto authorized by either of them or by the board of directors or by the holders of a majority of the outstanding shares of the Corporation.

         (g) Generally to do and perform all such duties as pertain to the office of secretary and as may be required by the board of directors.

         5.10. CHIEF FINANCIAL OFFICER. The powers and duties of the chief financial officer are:

         (a) To supervise the corporate-wide treasury functions and financial reporting to external bodies.

         (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the Corporation and, at the chief financial officer's discretion, to cause any or all thereof to be deposited for account of the Corporation at such depositary as may be designated from time to time by the board of directors.

         (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the Corporation.

         (d) To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the board of directors, taking proper vouchers for such disbursements.

         (e) To render to the president and to the board of directors, whenever they may require, accounts of all transactions and of the financial condition of the Corporation.

         (f) Generally to do and perform all such duties as pertain to the office of chief financial officer and as may be required by the board of directors.

         5.11. DELEGATION OF AUTHORITY. The board of directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

         5.12. SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the board of directors, the president or any officer of the corporation authorized by the president shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

                                   ARTICLE VI
                INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                                AND OTHER AGENTS

         6.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including reasonable attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized in advance by the board of directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL or (iv) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 6.1, a "director" or "officer" of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

         6.2. INDEMNIFICATION OF OTHERS. The Corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including reasonable attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this Section 6.2, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

         6.3. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

         6.4. EXPENSES. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, upon receipt of an undertaking, if required under the DGCL, by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise; provided, however, that the Corporation shall not be required to advance expenses to any director or officer in connection with any proceeding (or part thereof) initiated by such person unless the proceeding was authorized in advance by the board of directors of the Corporation.

         Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 6.5, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

         6.5. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL.

         6.6. SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         6.7. AMENDMENTS. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

                                   ARTICLE VII
                               RECORDS AND REPORTS

         7.1. MAINTENANCE AND INSPECTION OF RECORDS. The Corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

         7.2. INSPECTION BY DIRECTOR. Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

                                  ARTICLE VIII
                                 GENERAL MATTERS

         8.1. RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by law.

         If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution.

         8.2. CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.3. CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.4. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the following year.

         8.5. STOCK CERTIFICATES. Every holder of shares of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         8.6. STATEMENT OF RIGHTS. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock or the notice sent to holders of uncertificated shares; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock or such notice to holders of uncertificated shares a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.7. LOST CERTIFICATES. The Corporation may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The board of directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

         8.8. CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

         8.9. PROVISIONS ADDITIONAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

         8.10. PROVISIONS CONTRARY TO PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 8.9 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

         8.11. NOTICES. Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

         8.12. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the board of directors or a committee thereof.

         8.13. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the board of directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the board of directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         8.13. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                   ARTICLE IX

         Notwithstanding any other provision of these Bylaws, these Bylaws shall be construed and interpreted in a manner consistent with the provisions of the Corporate Agreement.

                                    ARTICLE X
                                   AMENDMENTS

         Subject to Section 6.7 hereof, the original or other bylaws of the Corporation may be adopted, amended or repealed (1) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat; provided, however, that from and after the Trigger Date, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding share of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation; and, provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders from and after the Trigger Date, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the board of directors. The fact that the power to amend these Bylaws has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

         Whenever an amendment or new bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.

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